© 2 0 1 7 M a st e rc a rd . P ro p ri e ta ry a n d C o n fi d e n ti a l Non-GAAP reconciliation 2017 full-year financial outlook 1 2017 forecast versus 2016 actuals 2 Impact of Canadian merchant litigation (2017: $15M pre-tax) and U.K. merchant litigation provisions (2016: $117M pre-tax) 3 Impact of foreign currency for both the translational and transactional impacts 2017 vs. 2016 Increase/(Decrease) Prior Updated Net Revenue Operating Expenses Net Revenue Operating Expenses Forecasted growth – U.S. GAAP1 Mid-teens Low-double digits Mid-teens High end of low-double digits Special items2 — 2% — 2% Acquisitions (2)% (6)% (2)% (6)% Foreign currency3 — — (0-1)% (0-1)% Forecasted growth - excluding special items and acquisitions, currency-neutral Low-double digits High-single digit High end of low-double digits High-single digit 1 SEPTEMBER 7, 2017

© 2 0 1 7 M a st e rc a rd . P ro p ri e ta ry a n d C o n fi d e n ti a l 2016-2018 3-Year CAGR Increase/(Decrease) Prior Updated Net Revenue EPS1 Net Revenue EPS1 GAAP Low-double digits Low-double digits Mid-teens High-teens Special items2 — (1)% — (1)% Acquisitions3 — — (1)% 1% Foreign currency4 1% 1% (0-1)% (1)% Significant tax items5 — 4% — 4% Non-GAAP - excluding special items, acquisitions, currency-neutral, normalized taxes Low-double digits Mid-teens High end of low double-digits ~20% Non-GAAP reconciliation Longer-term performance objectives 1 Based on 2015 pro forma EPS utilized to measure 3‐year diluted EPS target performance (2016‐2018). See FY 2015 pro forma EPS 2 Impact of the 2015 termination of the U.S. employee pension plan ($0.04 per diluted share) and the U.K. merchant litigation provision ($0.04 per diluted share) 3 Impact of 2017 acquisitions 4 Impact of foreign currency for both the translational and transactional impacts 5 Impact of discrete tax benefits and the tax impact of non-recurring repatriation benefits in 2015 ($0.31 per diluted share) 2 SEPTEMBER 7, 2017

© 2 0 1 7 M a st e rc a rd . P ro p ri e ta ry a n d C o n fi d e n ti a l Non-GAAP reconciliation FY 2015 pro forma EPS1 2015 Diluted Earnings Per Share GAAP $3.35 Significant Tax Items2 (0.31) U.S. Employee Pension Plan Settlement Charge3 0.04 Provision for Litigation Settlement4 0.04 Diluted Earnings Per Share Non-GAAP $3.12 Note: Table may not sum due to rounding. 1 Pro forma 2015 EPS utilized to measure 3-year EPS target performance (2016-2018) 2 Represents effect of discrete tax benefits and the tax impact of non-recurring repatriation benefits 3 Represents effect of the termination of the U.S. employee pension plan 4 Represents effect of the U.K. Merchant Litigation Settlement 3 SEPTEMBER 7, 2017